Exhibit 10.3.6

AMENDMENT NO. 6 TO AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT
This AMENDMENT NO. 6 TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of April 9, 2025 by and among VIRCO MFG. CORPORATION, a Delaware corporation (“VMC”), VIRCO INC., a Delaware corporation (“Virco”, and together with VMC, “Borrowers” and, each individually, a “Borrower”), the financial institutions from time to time party to the Credit Agreement (as defined below) as lenders (collectively, “Lenders”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for Lenders (PNC, in such capacity, “Agent”), with respect to the following:
RECITALS
WHEREAS, Borrowers, Lenders and Agent have previously entered into that certain Amended and Restated Revolving Credit and Security Agreement, dated as of September 28, 2021 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, Borrowers have requested that Lenders and Agent amend the Credit Agreement in certain respects, including without limitation to modify covenants relating to stock repurchases and dividend payments, which Lenders and Agent are willing to do on the terms and subject to the conditions contained in this Amendment.
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement, the Other Documents and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENTS
A.Definitions Incorporated. Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Credit Agreement, as amended hereby.
B.Recitals. The Recitals above are incorporated herein as though set forth in full and Borrowers stipulate to the accuracy of each of the Recitals.
C.Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:
1.Section 1.2. Section 1.2 of the Credit Agreement is hereby amended as follows:
a.To add the following new definitions in the proper alphabetical order:
2.“Amendment No. 6” shall mean that certain Amendment No. 6 to Amended and Restated Revolving Credit and Security Agreement dated as of April 9, 2025 among Borrowers, the Lenders party thereto and Agent.
3.“Amendment No. 6 Effective Date” has the meaning specified for such term in Amendment No. 6.
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4.“Permitted 2025 Special Distributions” shall mean, collectively, a share repurchase made by VMC pursuant to a Share Repurchase Program during the period commencing on February 1, 2025 and ending on January 31, 2026 so long as (a) no Default or Event of Default shall exist as of the date of such repurchase or would result from such repurchase; (b) such repurchase is made solely from VMC’s cash on hand (and not from the proceeds of Advances), and (c) the aggregate amount of all such repurchases shall not exceed $7,500,000.
a.To amend and restate in its entirety the definition of “Fixed Charge Coverage Ratio” to read as follows:
5.“Fixed Charge Coverage Ratio” shall mean, for Borrowers on a Consolidated Basis, with respect to any fiscal period, the ratio of:
(a)EBITDA, minus Unfinanced Capital Expenditures made during such period, minus cash taxes paid during such period; to
(b)the sum of all cash actually expended to make (i) interest payments on any Advances hereunder (other than amortization of fees and other non-interest expense hereunder), plus (ii) payments with respect to any other Funded Debt (other than principal payments in respect of Revolving Advances that are not made in connection with a permanent reduction to the Maximum Revolving Advance Amount), plus (iii) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (iv) payments on Capitalized Lease Obligations (to the extent not included in clause (ii) above), plus (v) Restricted Payments (other than Permitted 2025 Special Distributions).
6.Section 7.7. Section 7.7 of the Credit Agreement is hereby amended to (a) delete the word “and” at the end of subsection (d) thereof, (b) to the delete the period (“.”) at the end of subsection (e) thereof and insert in its place a semicolon “;” and the word “and”, and (c) add the following new subsection (f):
(f)    Permitted 2025 Special Distributions (for the avoidance of doubt, Permitted 2025 Special Distributions shall not be subject to the provisions of subsection (d) above).
D.Conditions Precedent. The obligations of Agent and Lenders hereunder, and this Amendment, will be effective on the date (the “Amendment No. 6 Effective Date”) of satisfaction of each of the following conditions precedent, each in a manner in form and substance acceptable to Agent:
1.Amendment. Borrowers shall have delivered to Agent an executed original of this Amendment.
2.Representations and Warranties. The representations and warranties contained herein and in the Credit Agreement shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date, in which case each such representation and warranty shall be true and correct in all material respects as of such specific date;
3.No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing; and

4.Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to Agent and its counsel.
E.Representations and Warranties. To induce Lenders and Agent to enter into this Amendment, each Borrower represents and warrants to Lenders and Agent as of the date hereof as follows:
1.Such Borrower has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder. This Amendment has been duly executed and delivered by such Borrower and the Credit Agreement, as amended by this Amendment constitutes the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment (i) are within such Borrower’s powers, have been duly authorized by all necessary company action, are not in contravention of law or the terms of such Borrower’s by-laws, certificate of incorporation, or other applicable documents relating to such Borrower’s formation or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, (ii) will not conflict with or violate any law or regulation, or any judgment, order, writ, injunction or decree of any court or Governmental Body, (iii) will not require the Consent of any Governmental Body or any other Person, except those Consents which will have been duly obtained, made or compiled prior to date hereof and which are in full force and effect, and (iv) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any material agreement, charter document, instrument, by-law or other instrument to which such Borrower is a party or by which it or its property is a party or by which it may be bound.
2.After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case each such representation and warranty is true and correct in all material respects as of such specific date, and no Default or Event of Default has occurred and is continuing.
F.Reaffirmation. Except as specifically modified by this Amendment, the Credit Agreement and the Other Documents remain in full force and effect in accordance with their respective terms and are hereby ratified, reaffirmed and confirmed by Borrowers.
G.Events of Default. Any failure to comply with the terms of this Amendment will constitute an Event of Default under the Credit Agreement.
H.Integration. This Amendment, together with the Credit Agreement and the Other Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
I.Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
J.Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or Lenders to amend or otherwise modify any of the provisions of the Credit Agreement and this Amendment shall have no binding force or effect until the Amendment No. 5 Effective Date.
K.Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission (e.g., via .pdf) shall be deemed to be an original signature hereto.
L.Governing Law. This Amendment is an Other Document and is governed by the Applicable Law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance on, among other things, Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other Applicable Law.
M.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrowers, Lenders, Agent, and all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of Agent.
N.Attorneys’ Fees; Costs. Borrowers agree to promptly pay, upon written demand, all reasonable and documented attorneys’ fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys’ fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.
O.Jury Waiver; California Judicial Reference. WITHOUT LIMITING THE APPLICABILITY OF ANY OTHER PROVISION OF THE CREDIT AGREEMENT, THE TERMS OF ARTICLE XII OF THE CREDIT AGREEMENT, INCLUDING WITHOUT LIMITATION SECTION 12.3 REGARDING JURY TRIAL WAIVER AND CALIFORNIA JUDICIAL REFERENCE SHALL APPLY TO THIS AMENDMENT.
P.Total Agreement. This Amendment, the Credit Agreement, and the Other Documents contain the entire understanding among Borrowers, Lenders and Agent and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties, or guarantees not herein contained and hereinafter made have no force and effect unless in writing, signed by Borrowers’ and Agent’s respective officers. Neither this Amendment nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled, or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Amendment and the Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Amendment.
Q.[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.
VIRCO MFG. CORPORATION,
a Delaware corporation, as a Borrower
By: /s/ Bassey Yau
Name:    Bassey Yau
Title:     Vice President of Finance, Assistant Treasurer and Assistant Secretary
VIRCO INC.,
a Delaware corporation, as a Borrower
By: /s/ Bassey Yau
Name:    Bassey Yau
Title:     Vice President of Finance, Assistant Treasurer and Assistant Secretary
Signature Page to Amendment No. 6 [Virco]

PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent
By: /s/ Robin Van Meter
Name: Robin Van Meter
Title: Senior Vice President
Signature Page to Amendment No. 6 [Virco]